Exhibit 10.1

EIGHTH AMENDMENT DATED JUNE 15, 2011

Nancy Ridge Technology Center, L.P., a California limited partnership (“Lessor”), and Trius Therapeutics, Inc., a Delaware corporation, (“Lessee”), hereby amend the Lease dated September 7, 2004 for Suites #101, 102, 104, 105 & 106 at 6310 Nancy Ridge Drive, San Diego, CA 92121 (“Premises”):

1.	Lease Term: The Lease Term is hereby extended. The Expiration Date shall be June 30, 2013 instead of June 30, 2012.

2.	Option to Extend: Lessee shall have the right to extend the Lease Term for twelve (12) months (to June 30, 2014), which Lessee may exercise by delivering Notice to Lessor of the Lessee’s exercise of said option on or before December 31, 2012. Lessee shall have no options to extend other than the one granted herein.

3.	Premises & Lessee’s Share: On the earlier of (1) January 1, 2012, or (b) the date Lessor is able to deliver possession of the suite, the Premises shall be expanded to include suite #103 at 6310 Nancy Ridge Drive, which is approximately 5,827 square feet. With this additional space, the total Premises is approximately 35,404 square feet and Lessee’s Share is approximately twenty percent (20%).

2.	Base Rent: Sixty (60) days after lessor delivers possession of suite #103 at 6310 Nancy Ridge Drive to the Lessee, the Base Rent shall increase by $5,244.30 to $52,570.96 per month. The Base Rent shall increase four percent (4%) on March 1, 2012, and every twelve (12) months thereafter.

3.	Confidentiality: The terms of the Lease are confidential. No party to the Lease, nor any broker, shall disclose any of the terms of the lease to any other party.

4.	No Lessor Default: Lessor is not currently in Default of any of the terms or conditions of the Lease.

5.	Authority to Execute: Each person executing this Amendment represents and warrants to all parties that he or she is duly authorized to execute and deliver this Amendment on behalf of that party.

All other terms and conditions of the original Lease shall remain in full force and effect.

In witness hereof, the parties have caused these present to be executed as of the day and the year first above written.

Lessor:	Nancy Ridge Technology Center, L.P., a California Limited Partnership

By:	Nancy Ridge Technology Center, L.L.C., a California Limited Liability Company, General Partner

By:	/s/ Chris Loughridge
Chris Loughridge, its Manager

Date:	June 29, 2011

Lessee:	Trius Therapeutics, Inc., a Delaware Corporation

By:	/s/ John P. Schmid
John P. Schmid

Title:	Chief Financial Officer

Date:	June 17, 2011